Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kevin Flanery
(502) 636-4859
kevin.flanery@kyderby.com

CHURCHILL DOWNS INCORPORATED REPORTS 2008 Q3 RESULTS

•	EBITDA From Continuing Operations Grows 11 Percent Year Over Year
•	Net Earnings From Continuing Operations Increase Year Over Year

LOUISVILLE, Ky. (Nov. 5, 2008) – Churchill Downs Incorporated (NASDAQ: CHDN) (“Company” or “CDI”) today reported results for the third quarter and nine months ended September 30, 2008.

Net revenues from continuing operations for the third quarter of 2008 totaled $99.6 million, a decrease of 4 percent over net revenues from continuing operations of $103.9 million recorded during the third quarter of 2007. Net revenues from continuing operations for the quarter were lower primarily due to decreased revenues at Calder Race Course (“Calder”), caused in part by certain horsemen’s groups withholding their consent to import or export racing signals to or from Calder during a portion of 2008. In addition, disputes with horsemen in Kentucky and Florida over distribution of simulcast signals to national advance-deposit wagering (“ADW”) businesses had a negative impact on net revenues from continuing operations. These decreases were partially offset by substantial increases in revenues related to the Company’s temporary slot facility at Fair Grounds Race Course (“Fair Grounds”) in New Orleans, which opened in September 2007, and to the performance of TwinSpires.com, the Company’s ADW business.

Net earnings from continuing operations for the third quarter were $2.3 million, or $0.17 per diluted common share, compared to net earnings from continuing operations of $1.1 million, or $0.08 per diluted common share, during the third quarter of 2007. Overall Company EBITDA (earnings before interest, taxes, depreciation and amortization) increased by 11 percent, or $1.1 million. A decline of $3.0 million in EBITDA from Racing Operations was primarily attributable to horsemen disputes in Florida and Kentucky, the weaker U.S. economy, and lower U.S. Thoroughbred industry handle. This decline was more than offset by the performance of the Company’s Gaming and On-line businesses, where EBITDA for both segments increased primarily due to the success of the temporary slot facility at Fair Grounds and an increase in wagering content, the number of new ADW customer accounts and the average daily wagering activity in existing accounts.

On a continuing operations basis, year-to-date net revenues increased 7 percent, year-to-date EBITDA increased 39 percent, and year-to-date net earnings increased 47 percent over the

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

first nine months of 2007.

President and Chief Executive Officer Robert L. Evans said the Company continued to make progress toward growth and improved profitability during the quarter. “Despite a tough economy and challenging industry environment, we had a very solid quarter and continue to make progress on our strategic goals,” said Evans.

“According to statistics provided by the National Thoroughbred Racing Association, the U.S. Thoroughbred racing industry’s handle was down about 10 percent year-over-year during the third quarter of 2008,” Evans continued. “Arlington Park was down 6 percent in handle and 3 percent in net pari-mutuel revenues, which was better than the industry average. Calder Race Course was down 27 percent in handle and 26 percent in net pari-mutuel revenues, which is largely due to disputes with horsemen over purses, slot and ADW revenues. Those downturns were offset by growth in our On-line and Gaming businesses. The temporary slot facility at Fair Grounds continued to outperform our expectations, despite having lost seven business days due to the effects of Hurricane Gustav. Our net win per unit was $239 in the third quarter. The 250-machine temporary slot facility at Fair Grounds will be replaced by our permanent slot facility, which is expected to open on Nov. 14 with approximately 600 slot machines.

“The success of our Gaming operations in Louisiana has allowed us to offer record daily overnight purses for Fair Grounds’ upcoming 2008-09 Thoroughbred racing meet, and we anticipate that Fair Grounds will continue to evolve into the leading winter Thoroughbred racing venue in the U.S.

“Our On-line business continued to grow with that segment’s EBITDA up 195 percent in the third quarter, the first quarter for which full year-to-year comparisons are relevant, since we launched TwinSpires.com in May 2007 and acquired the AmericaTAB and BRIS family of companies in early June 2007. The performance of TwinSpires.com in the third quarter of 2008 demonstrates the importance of the ADW distribution channel to U.S. Thoroughbred racing. In a time of increasing unemployment and declining consumer confidence, our customers chose to use TwinSpires.com as their convenient, low-cost way to wager 62 percent more than they did in the prior year, even while industry handle was down 10 percent.

“We continue to manage our cost structure in a proactive manner, as evidenced by our EBITDA margin improvement,” Evans said in conclusion. “Combined with the increasing diversity of our sources of revenue, we have been able to improve our financial performance in what have been rather turbulent economic times. With our strong balance sheet, we are well positioned to take advantage of growth opportunities.”

A conference call regarding this news release is scheduled for Thursday, Nov. 6, 2008, at 9 a.m. EST. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at www.churchilldownsincorporated.com or www.earnings.com, or by dialing (800) 638-4817 and entering the pass code 66217249 at least 10 minutes before the appointed time. The online replay will be available at approximately noon EST and continue for two weeks. A two-week telephonic replay will be available one hour after the

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

call ends by dialing (888) 286-8010 and entering 50228580 when prompted for the access code. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at www.churchilldownsincorporated.com.

In addition to the results provided in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has provided a non-GAAP measurement, which presents a financial measure of earnings before interest, taxes, depreciation and amortization (“EBITDA”). Churchill Downs Incorporated uses EBITDA as a key performance measure of results of operations for purposes of evaluating performance internally. The Company believes the use of this measure enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Information set forth in this discussion and analysis contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this Quarterly Report on Form 10-Q are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions, including any disruptions in the credit markets; the effect (including possible increases in the cost of doing business) resulting from future war and terrorist activities or political uncertainties; the overall economic environment; the impact of increasing insurance costs; the impact of interest rate fluctuations; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; costs associated with our efforts in support of

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

alternative gaming initiatives; costs associated with customer relationship management initiatives; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; changes in Illinois law that impact revenues of racing operations in Illinois; the presence of wagering facilities of Indiana racetracks near our operations; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market and obtain the consents of horsemen’s groups to interstate simulcasting; our ability to execute our acquisition strategy and to complete or successfully operate planned expansion projects; our ability to successfully complete any divestiture transaction; our ability to execute on our permanent slot facility in Louisiana and permanent slot facility in Florida; market reaction to our expansion projects; the loss of our totalisator companies or their inability to provide us assurance of the reliability of their internal control processes through Statement on Auditing Standards No. 70 audits or to keep their technology current; the need for various alternative gaming approvals in Louisiana; our accountability for environmental contamination; the loss of key personnel; the impact of natural disasters on our operations and our ability to adjust the casualty losses through our property and business interruption insurance coverage; any business disruption associated with a natural disaster and/or its aftermath; our ability to integrate businesses we acquire, including our ability to maintain revenues at historic levels and achieve anticipated cost savings; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with a pending lawsuit in federal court in the Western District of Kentucky styled Churchill Downs Incorporated, et al v. Thoroughbred Horsemen’s Group, LLC, Case #08-CV-225-S; changes in our relationships with horsemen’s groups and their memberships; our ability to reach agreement with horsemen’s groups on future purse and other agreements (including, without limiting, agreements on the sharing of revenues from gaming and advance deposit wagering); the effect of claims of third parties to intellectual property rights; and the volatility of our stock price.

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the three months ended September 30, 2008 and 2007

(Unaudited)

(In thousands, except per share data)

	Three Months Ended September 30,
	2008	2007	% Change
Net revenues	$99,603	$103,905	(4)
Operating expenses	83,302	86,264	(3)
Selling, general and administrative expenses	12,006	13,009	(8)

Operating profit	4,295	4,632	(7)

Other income (expense):
Interest income	144	163	(12)
Interest expense	(362)	(1,123)	68
Equity in loss of unconsolidated investments	(670)	(1,278)	48
Miscellaneous, net	292	484	(40)

	(596)	(1,754)	66

Earnings from continuing operations before provision for income taxes	3,699	2,878	29
Provision for income taxes	(1,351)	(1,741)	22

Net earnings from continuing operations	2,348	1,137	F

Discontinued operations, net of income taxes:
Earnings (loss) from operations	120	(319)	F

Net earnings	$2,468	$818	F

Net earnings (loss) per common share:

Basic
Net earnings from continuing operations	$0.17	$0.08	F
Discontinued operations	0.01	(0.02)	F

Net earnings	$0.18	$0.06	F

Diluted
Net earnings from continuing operations	$0.17	$0.08	F
Discontinued operations	0.01	(0.02)	F

Net earnings	$0.18	$0.06	F

Weighted average shares outstanding
Basic	13,549	13,509
Diluted	14,025	14,038

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED STATEMENTS OF NET EARNINGS

for the nine months ended September 30, 2008 and 2007

(Unaudited)

(In thousands, except per share data)

	Nine Months Ended September 30,
	2008	2007	% Change
Net revenues	$344,621	$321,680	7
Operating expenses	266,155	247,766	7
Selling, general and administrative expenses	37,708	35,903	5
Insurance recoveries	(17,200)	(784)	F

Operating profit	57,958	38,795	49

Other income (expense):
Interest income	478	828	(42)
Interest expense	(1,539)	(2,254)	32
Equity in loss of unconsolidated investments	(2,640)	(2,271)	(16)
Miscellaneous, net	1,125	2,977	(62)

	(2,576)	(720)	U

Earnings from continuing operations before provision for income taxes	55,382	38,075	45
Provision for income taxes	(22,768)	(15,906)	(43)

Net earnings from continuing operations	32,614	22,169	47

Discontinued operations, net of income taxes:
Earnings (loss) from operations	8	(41)	F
Loss on sale of business	—	(182)	NM

Net earnings	$32,622	$21,946	49

Net earnings (loss) per common share:

Basic
Net earnings from continuing operations	$2.33	$1.60	46
Discontinued operations	—	(0.02)	NM

Net earnings	$2.33	$1.58	47

Diluted
Net earnings from continuing operations	$2.33	$1.59	47
Discontinued operations	—	(0.01)	NM

Net earnings	$2.33	$1.58	47

Weighted average shares outstanding
Basic	13,534	13,436
Diluted	14,016	13,937

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the three months ended September 30, 2008 and 2007

(Unaudited)

(In thousands)

	Three Months Ended September 30,
	2008	2007	% Change
Net revenues from external customers:
Churchill Downs	$5,620	$7,271	(23)
Arlington Park	36,681	38,100	(4)
Calder	24,500	33,046	(26)
Fair Grounds	7,049	8,702	(19)

Total Racing Operations	73,850	87,119	(15)
On-line Business	13,065	8,935	46
Gaming	11,551	6,312	83
Other Investments	808	928	(13)
Corporate	329	611	(46)

Net revenues from continuing operations	$99,603	$103,905	(4)

Intercompany net revenues:
Churchill Downs	$197	$339	(42)
Arlington Park	782	551	42
Calder	393	293	34
Fair Grounds	49	6	F

Total Racing Operations	1,421	1,189	20
Other Investments	360	351	3
Eliminations	(1,781)	(1,540)	(16)

Net revenues from continuing operations	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$4,686	$7,733	(39)
On-line Business	2,136	724	F
Gaming	4,377	1,888	F
Other Investments	550	17	F
Corporate	(661)	(383)	(73)

Total EBITDA	11,088	9,979	11
Depreciation and amortization	(7,171)	(6,141)	17
Interest income (expense), net	(218)	(960)	77
Income tax expense	(1,351)	(1,741)	22

Net earnings from continuing operations	2,348	1,137	F
Discontinued operations, net of income taxes	120	(319)	F

Net earnings	$2,468	$818	F

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

CHURCHILL DOWNS INCORPORATED

SUPPLEMENTAL INFORMATION BY OPERATING UNIT

for the nine months ended September 30, 2008 and 2007

(Unaudited)

(In thousands)

	Nine Months Ended September 30,
	2008	2007	% Change
Net revenues from external customers:
Churchill Downs	$101,750	$102,117	—
Arlington Park	77,450	80,052	(3)
Calder	45,918	60,879	(25)
Fair Grounds	39,299	44,053	(11)

Total Racing Operations	264,417	287,101	(8)
On-line Business	42,796	12,220	F
Gaming	35,795	19,274	86
Other Investments	1,090	1,406	(22)
Corporate	523	1,631	(68)

Net revenues from continuing operations	344,621	321,632	7
Discontinued operations	—	7,837	NM

Net revenues	$344,621	$329,469	5

Intercompany net revenues:
Churchill Downs	$1,623	$2,041	(20)
Arlington Park	1,644	807	F
Calder	593	483	23
Fair Grounds	933	238	F

Total Racing Operations	4,793	3,569	34
Other Investments	1,270	1,006	26
Eliminations	(6,063)	(4,527)	(34)

Net revenues from continuing operations	—	48	NM
Discontinued operations	—	(48)	NM

	$—	$—	—

Segment EBITDA and net earnings:
Racing Operations	$61,148	$51,578	19
On-line Business	4,426	(1,469)	F
Gaming	13,828	7,533	84
Other Investments	1,073	206	F
Corporate	(2,586)	(1,644)	(57)

Total EBITDA	77,889	56,204	39
Eliminations	—	56	NM
Depreciation and amortization	(21,446)	(16,759)	(28)
Interest income (expense), net	(1,061)	(1,426)	26
Income tax expense	(22,768)	(15,906)	(43)

Net earnings from continuing operations	32,614	22,169	47
Discontinued operations, net of income taxes	8	(223)	F

Net earnings	$32,622	$21,946	49

NM:  Not meaningful            U:  < 100% unfavorable            F:  > 100% favorable

- MORE -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com

Churchill Downs Incorporated Reports 2008 Q3 Results

Nov. 5, 2008

CHURCHILL DOWNS INCORPORATED

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$13,314	$15,345
Restricted cash	14,670	11,295
Accounts receivable, net	26,493	46,335
Deferred income taxes	6,352	6,497
Income taxes receivable	2,370	13,414
Other current assets	11,738	10,396

Total current assets	74,937	103,282

Plant and equipment, net	371,372	357,986
Goodwill	115,349	108,349
Other intangible assets, net	33,659	39,087
Other assets	13,829	16,112

Total assets	$609,146	$624,816

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,151	$32,032
Purses payable	12,876	12,816
Accrued expenses	46,545	43,788
Dividends payable	—	6,750
Deferred revenue	7,947	25,455

Total current liabilities	101,519	120,841

Long-term debt	36,000	67,989
Convertible note payable, related party	14,550	14,234
Other liabilities	20,605	20,452
Deferred revenue	18,296	19,680
Deferred income taxes	14,266	14,062

Total liabilities	205,236	257,258

Commitments and contingencies
Shareholders’ equity:
Preferred stock, no par value; 250 shares authorized; no shares issued	—	—
Common stock, no par value; 50,000 shares authorized; 13,682 shares issued September 30, 2008 and 13,672 shares issued December 31, 2007	141,491	137,761
Retained earnings	262,419	229,797

Total shareholders’ equity	403,910	367,558

Total liabilities and shareholders’ equity	$609,146	$624,816

- END -

700 CENTRAL AVENUE — LOUISVILLE, KY 40208 — P: (502) 636-4400 — kentuckyderby.com